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OneSoft Corporation                                             Totally Wireless



OneSoft Corporation has omitted from this Exhibit 10.29 portions of this Agreement for which OneSoft Corporation has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment have been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.

                                             EXHIBIT 10.29

          ONESOFT MANAGED APPLICATION AND SERVICES AGREEMENT ********

THIS AGREEMENT is entered into as of March 4, 1999 by and between OneSoft Corporation ("ONESOFT"), a Delaware Corporation having an office at 7010 Little River Turnpike Suite 460, Annandale, Virginia 22003, and Skyway Communications, Inc., (d.b.a. Totally Wireless) ("CLIENT"), having an office at 46653 Fremont Blvd., Fremont, CA 94538.

The parties hereby agree as follows:

           ONESOFT STANDARD LICENSE AND SERVICES TERMS AND CONDITIONS

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OneSoft Corporation                                             Totally Wireless



1.  DEFINITIONS
(a) This "AGREEMENT" means this document entitled OneSoft Managed Application and Services Agreement together with each Product Addendum, Scope of Work, Change Order, or Schedule, attached hereto and/or thereto, collectively (and each Product Addendum, Scope of Work, Change Order, or Schedule attached hereto or thereto, is hereby incorporated into this Agreement by reference and is made a part of this Agreement as if fully set forth herein); and
(b) "PRODUCT ADDENDUM" means a document attached hereto and signed by the CLIENT and ONESOFT that identifies Software Product(s) licensed under this Agreement, along with any additional terms and conditions for the licensing or management thereof; and
(C) "SCOPE OF WORK" means a document attached hereto and signed by the CLIENT and ONESOFT (including any Schedule(s) attached thereto) that identifies the services to be provided under this Agreement, along with any additional terms and conditions for the performance and/or management thereof; and
(D) "CHANGE ORDER" means a document in either paper or electronic form (i.e. email that can be reasonably dated, traced and/or otherwise identified) that originates from an authorized representative of CLIENT (including any Schedule(s) attached thereto), and is accepted by ONESOFT, authorizing additional services or products under a Scope of Work and/or Product Addendum; and
(E) "SCHEDULE" means an attachment to this Agreement, Scope of Work, Product Addendum, or Change Order and which provides additional or collateral information for the document to which it is attached; and
(f) "SOFTWARE PRODUCT" means the object code version of a ONESOFT software product that is identified in an attached Product Addendum (including any Schedule(s) attached therto); and
(g) "POINT OF CONTACT" means a contact point, named with respect to ONESOFT or CLIENT, in Paragraph 30 or in a Product Addendum, Scope of Work or Change Order; and
(h) "SERVER" means, if with respect to a Software Product licensed for use on a server furnished and operated by ONESOFT, then a server furnished and operated by ONESOFT under this Agreement and described in a related Product Addendum, Scope of Work, Change Order, or Schedule, or if with respect to a Software Product licensed for use on a server furnished and operated by CLIENT then a server used by the CLIENT that meets the requirements set forth in technical documentation for a Software Product and that is installed at a location within the United States; and
(i) "SITE" means a World Wide Web site with one or multiple domain name(s) mapped to one IP address and supported by a single instance of a database schema; and
(j) "PROCESSOR" means a single Intel standard processor installed in a Server that operates a Software Product; and
(k)  "USER" means a single individual accessing or using the Software Product;
     and
(L) "PATCH" means a one-time correction provided by ONESOFT to address a reported problem in a Software Product; and
(M) "LETTER RELEASE" means a version of a Software Product that is generally released by ONESOFT to its supported customers for that Software Product, and which is identified by the addition of a letter to the previous Point Release number (such as version 1.5A); and
(N) "POINT RELEASE" means a version of a supported Software Product that is generally released by ONESOFT to its supported customers for that Software Product, and which is identified by a decimal number change (such as 1.0 to 1.1); and
(O) "VERSION RELEASE" means a version of a supported Software Product which is identified by a number followed by a decimal point and a zero (0) (such as version 2.0); and .
(P) "UPGRADE" means an upgrade to a new Software Product Release which contains one or more significant new major features for which ONESOFT may charge a separate license fee to its supported customers; and
(Q) "WORKAROUND" means a procedure to avoid a reported problem in a Software Product; and
(R) "SUPPORT MATERIALS" means anything delivered by ONESOFT to CLIENT under its Software Maintenance Services, including, but not limited to, any Patches, Workarounds, Letter Releases, Point Releases, and any related documentation; and
(S) "SOFTWARE MAINTENANCE SERVICES" means, (i) when used in connection with a Software Product license, other than a month-to-month license, maintenance consisting of the delivery to CLIENT of Patches, Workarounds, Letter Releases, and Point Releases as generally released by ONESOFT for a Software Product; or (ii) when used in connection with a Software Product month-to-month license, maintenance consisting of the delivery to CLIENT of Patches, Workarounds, Letter Releases, and Point Releases as generally released by ONESOFT for a Software Product.
(T) "SERVICES" (to the extent provided for under a Scope of Work or Change Order attached hereto) shall mean and include, without limitation, service bureau tasks, managed application services, co-location services, customer technical support services, transaction processing services, or other services as set forth in such Scope of Work or Change Order.

2.  LICENSE GRANT
(a) Subject to the terms and conditions of this Agreement, ONESOFT grants to CLIENT, and CLIENT accepts, a non-exclusive limited nontransferable license to use, in the United States only, each Software Product identified in a Product Addendum, in accordance with the provisions thereof, which Product Addendum is incorporated herein by reference.
(b) CLIENT acknowledges receiving, and agrees to comply with, all the terms and conditions of third party software sublicenses that apply to CLIENT's use of ONESOFT's Software Products.
(c)  The CLIENT agrees that it shall not:
     (i) Copy any Software Product for any purpose other than for archival or emergency restart purposes or program error verification; and/or
     (ii) Sublicense, rent or otherwise make a Software Product available to any third party for a fee or otherwise whether in a service bureau environment or otherwise; or
     (iii) Reverse engineer, decompile, disassemble, or modify a Software Product or separate a Software Product into components or its component files, recreate, or attempt to determine the makeup of any Software Product.

3. DELIVERY
ONESOFT shall deliver to CLIENT a copy of each Software Product for which a license is granted under this Agreement, in an electronic medium or by direct loading onto a designated Server over the Internet.

4.  SOFTWARE PRODUCT RELATED FEES
CLIENT agrees to pay to ONESOFT, in accordance with the provisions of this Agreement, and each Product Addendum, the applicable license fees, maintenance fees, and other applicable fees related to the Software Products.

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OneSoft Corporation                                             Totally Wireless



5.  LICENSE TERM
(a) Each license granted with respect to a Software Product under this Agreement shall continue in full force and effect for the term specified in the related Product Addendum, unless earlier terminated in accordance with this Agreement or the Product Addendum.
(b) Software Maintenance Services obligations of ONESOFT shall terminate to the extent that related Software Product license has terminated.

6.  SOFTWARE PRODUCT MAINTENANCE
(a) Subject to the terms and conditions of this Agreement, ONESOFT will provide Software Maintenance Services to CLIENT for each Software Product for so long as CLIENT has timely satisfied all payment obligations for Software Maintenance Services Fees as defined in and set forth in the applicable Product Addendum. ONESOFT shall have no obligation to provide Software Maintenance Services, however, unless the installed Software Product is the then-current Version Release and is utilized on a Server of a type supported by ONESOFT.
(b) If CLIENT, at the time ONESOFT releases a Version Release or an Upgrade to a Software Product, is then-currently entitled to Software Maintenance Services under this Agreement, then upon payment of any applicable fee set by ONESOFT for such Version Release or Upgrade, ONESOFT shall provide such Version Release or Upgrade to CLIENT to replace CLIENT's then-installed version of the Software Product.
(c) CLIENT agrees that if a Software Product is installed on a Server not furnished and operated by ONESOFT, then CLIENT will install and maintain the equipment and Software Product as required by ONESOFT to permit Software Maintenance Services to be delivered electronically with respect to such Software Product.
(d) ONESOFT shall have no obligation under this Agreement to furnish maintenance and/or support for a Software Product except as expressly provided herein, or under an applicable Product Addendum.

7.  SERVICES RETENTION AND TERMINATION
(a) To the extent provided under a Scope of Work or Change Order, CLIENT hereby retains ONESOFT to provide certain services in accordance with the provisions of this Agreement and such Scope of Work or Change Order ("Services"). Services may include, without limitation service bureau tasks, managed application services, co-location services, customer technical support services, transaction processing services, or other services as set forth in such Scope of Work or Change Order.
(b) ONESOFT agrees to use commercially reasonable efforts to perform such Services.
(c) Except as otherwise provided herein or therein, either party may terminate a Scope of Work or Change Order at any time with or without cause by giving thirty (30) days prior written notice to the other party; provided, however, that, in any event, ONESOFT shall be paid in full for all services it performs before or during such 30-day period.
(d) With respect to Services under a Scope of Work for Managed Application Services that relates to a Product Addendum for a month-to-month Software Product license, such Services shall continue (and shall not be subject to the provisions of Subparagraph (c)), unless terminated in accordance with the provisions of this Agreement, in full force and effect for a period of twenty four (24) months from the Commencement Date (as defined in the applicable Scope of Work), and shall be renewed automatically for successive one-year periods unless a party notifies the other party of its intention to not renew at least ninety (90) days before the end of the then-current period, in which event, the Scope of Work and/or Product Addendum for such Services shall terminate at the end of such period. Any early termination, for any reason, of any Scope of Work, Product Addendum, or Change Order of this Agreement shall not relieve CLIENT of its payment obligations under this Subparagraph (d) except as provided in Subparagraph
     (f).
(e) With respect to Services under a Scope of Work for Co-Location Services, such Services shall continue (and shall not be subject to the provisions of Subparagraph (c)), unless terminated in accordance with the provisions of this Agreement, in full force and effect for a period of twenty four (24) months from the Commencement Date (as defined in the applicable Scope of Work), and shall be renewed automatically for successive one-year periods unless a party notifies the other party of its intention to not renew at least ninety (90) days before the end of the then-current period, in which event, the Scope of Work for such Services shall terminate at the end of such period. Any early termination, for any reason, of any Scope of Work and/or Change Order of this Agreement shall not relieve CLIENT of its payment obligations under this Subparagraph (d) except as provided in Subparagraph (f).
(f) CLIENT may request an early termination of a Managed Application Service or Co-Location Scope of Work or Product Addendum with the provision for a dedicated Server package, or with a provision for a shared Server package, for its convenience; provided, however, that CLIENT shall be obligated to pay a fee for such termination in an amount equal to all fees that would be due, but for the termination, during the twelve (12) months after the date of termination.

8.  SERVICES FEES AND GENERAL PAYMENT TERMS
a) CLIENT agrees to pay ONESOFT in accordance with the provisions of this Paragraph 8. Except as otherwise provided in a Scope of Work, Change Order, or Schedule, CLIENT shall pay ONESOFT its published rates for services. Such rates are subject to change upon ********* notice to CLIENT.

b) CLIENT shall be responsible for and shall pay (and agrees to indemnify and hold ONESOFT harmless from) all sales, use, gross receipts, value-added, GST, data processing excise, personal property or similar taxes or duties (including interest and penalties imposed thereon), which are levied or imposed by reason of the Software Products, Services and other deliverables provided hereunder; provided, however, that CLIENT shall not be responsible for paying any taxes imposed on the net income or profits of ONESOFT.

c) ONESOFT shall invoice CLIENT for payments due under this Paragraph 8 on a *********** basis. Each ONESOFT invoice shall be due net thirty (30) days from the date of invoice. CLIENT acknowledges and agrees that under the terms of this Agreement, no CLIENT Purchase Order ("PO") is required for the payment of ONESOFT invoices by CLIENT. In the event that a PO is required by the CLIENT for its internal processes, CLIENT shall issue such PO in a timely manner such that ONESOFT invoices may be issued and paid in accordance with the provisions of this Paragraph 8 and any failure by CLIENT to do so shall not excuse CLIENT from its obligations under this Paragraph 8.

d) CLIENT shall pay ******* any travel expenses incurred by ONESOFT that result from providing service to CLIENT under this Agreement in geographical locations other than Annandale, VA.

e) CLIENT shall advise ONESOFT of any dispute regarding an invoice within *** days of the date of invoice but shall nevertheless pay all charges. Any disputed item shall be reconciled, if necessary, promptly upon settlement of the dispute. If CLIENT fails to notify ONESOFT of any dispute with respect to an invoice within *********** days of receipt, CLIENT shall be

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OneSoft Corporation                                             Totally Wireless



deemed to have accepted the invoice in its entirety. CLIENT shall not have any right to withhold or setoff any amounts due hereunder.

f) Notwithstanding any other provision of this Agreement, if CLIENT fails to pay any ONESOFT invoice by the due date, ONESOFT may, in its sole discretion, suspend all or any part of its Services to CLIENT until payment is received or, upon notice to CLIENT, terminate Services under this Agreement. ONESOFT shall incur no liability to CLIENT if ONESOFT so suspends or terminates its Services. ONESOFT also reserves the right to charge interest at the maximum rate allowed by law on all amounts past due, and to assert appropriate liens to ensure payment.

g) In the event that ONESOFT retains the services of attorneys or other persons to enforce its rights under this Agreement, including for the recovery of any sum due under this Agreement, or to defend any claim by CLIENT against ONESOFT, whether or not suit is filed, then all costs and expenses, including reasonable attorney's fees, incurred by ONESOFT arising therefrom, shall be paid by CLIENT, whether or not the action, if any, is prosecuted to judgment. If an action is prosecuted to judgment, ONESOFT shall also be entitled to recover attorney's fees and costs incurred in enforcing the judgment.

9.  CONFIDENTIAL INFORMATION
(a) Each party hereby acknowledges that it may receive confidential information of the other party including, without limitation, software, computer programs, object code, source code, database schemas, specifications, flow charts, marketing plans, financial information, business plans and procedures, the terms of this Agreement, ONESOFT's Client Guide, Software Products, employee information, and other confidential information (hereinafter referred to as "Confidential Information"). Confidential Information does not include (i) information independently developed by the recipient without reference to the other party's Confidential Information;
     (ii) information in the public domain through no wrongful act of the recipient, or (iii) information received by the recipient from a third party who was rightfully in possession of such information and had no obligation to refrain from disclosing it.
(b) Except as expressly authorized herein or as required by law, the recipient of Confidential Information agrees that during the term hereof, and at all times thereafter, it shall not use, commercialize or disclose such Confidential Information to any person or entity, except to its own employees having a need to know and to such other recipients as the other party may approve in writing. Each party shall use at least the same degree of care in safeguarding the other party's Confidential Information as it uses in safeguarding its own Confidential Information, but in no event shall less than reasonable diligence and care be exercised.
(c) All Confidential Information supplied by ONESOFT to CLIENT pursuant to this Agreement shall remain the exclusive property of ONESOFT.
(d) CLIENT agrees that it will not remove any proprietary, trademark, copyright, confidentiality, patent or other intellectual property notice or marking from any Software Product, documentation, display, media or other materials delivered under this Agreement, or any copies thereof.
(e) CLIENT agrees that it will not violate any proprietary rights in the Software Products and shall not reverse engineer, decompile, disassemble, or modify a Software Product or separate a Software Product into components or its component files, recreate, or attempt to determine the makeup of any Software Product. CLIENT agrees that any information discovered thereby shall be deemed ONESOFT's Confidential Information.
(f) CLIENT shall keep Software Products in its possession strictly confidential and protected.
(g) CLIENT shall not use or reproduce the Software Products, or any documentation or media or other materials associated therewith, except as permitted by the terms of this Agreement.
(h) In the event that a party is required by law or judicial or administrative process to disclose Confidential Information, such party shall, insofar as practicable, promptly notify the party whose Confidential Information is required to be disclosed and allow the party a reasonable opportunity to oppose disclosure.

10.  OWNERSHIP AND OTHER PROPRIETARY RIGHTS
(a) Except as otherwise expressly provided in this Paragraph 10, "Software," "Tools," and "Objects" (as such terms are defined in this Paragraph 10), including all originals and all copies thereof regardless of form, are and shall remain the sole and exclusive property of ONESOFT and shall be deemed its Confidential Information.
(b) Except as expressly provided in this Agreement, CLIENT does not acquire any right or license in ONESOFT's Software, Tools or Objects.
(c) "Tools" means ONESOFT's proprietary information and know-how used at any time by ONESOFT in the conduct of its business, including without limitation, technical information, designs, templates, software modules, processes, methodologies, systems used to create computer programs or software, procedures, code books, computer programs, plans, or any other similar information including improvements, modifications or developments thereto.
(d)  "Objects" means ONESOFT's proprietary reusable software code.
(e)  "Software" means any and all of ONESOFT's proprietary software code.
(f) Each party understands and agrees that any use or disclosure of any information or materials in violation of this Paragraph 10 will cause the other party irreparable harm, will leave such party with no adequate remedy at law, and will entitle such party to injunctive relief in addition to all other remedies available. A party that violates its obligations hereunder, shall reimburse the other party for reasonable costs and expenses incurred in enforcing its rights with respect to such violation.
(g) CLIENT shall have a non-exclusive license to use, for internal purposes only and not on a service bureau basis (and to modify for such use), any custom application originally developed for CLIENT under this Agreement, as an integrated product, for so long as CLIENT has a license to use any Software Products, Software, Tools and/or Objects necessary to operate the custom application; provided, however, that CLIENT may not unbundle from the custom application any Software, Software Products, Tools and/or Objects, apart from their use as an integral part of the custom application.
(h) Except as expressly set forth in this Agreement, this Paragraph 10 does not constitute a license to use Software, Software Products, Tools and Objects, which CLIENT must separately license from ONESOFT as necessary to use any custom application.
(i) Nothing in this Agreement shall be deemed to limit ONESOFT's rights to develop and market functionally comparable products or deliverables based on the same general concepts, techniques and routines used in connection with any custom application.
(j) CLIENT acknowledges and agrees that, unless otherwise specified in any Scope of Work, Product Addendum, and/or Schedules attached hereto, ONESOFT maintains the ownership of all hardware and software upon which, and from which, all ONESOFT Managed Application Services are provided hereunder.
(k) CLIENT warrants that all Data (as defined) delivered to ONESOFT by CLIENT does not, and shall not, infringe or violate any

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OneSoft Corporation                                             Totally Wireless



     copyright, trademark, trade secret, patent or other intellectual property right, and that CLIENT has the right to use, disclose, publish, translate, reproduce, or deliver any such Data. CLIENT agrees to indemnify and hold harmless ONESOFT, its directors, officers, employees and agents, against any and all losses, liabilities, judgments, awards and costs (including reasonable legal fees and expenses), arising out of or related to any claim that Data infringes or violates a copyright, trademark, trade secret, patent or other intellectual property right.
(l) "Data" as used in this Paragraph 10 mean any data, software or other information including, but not limited to, writings, designs, specifications, reproductions, pictures, drawings, or other graphical representations, and any works of a similar nature.
(m) Except as provided for herein, with respect to any software, data, content or other materials supplied by CLIENT, ONESOFT is hereby granted the nonexclusive irrevocable right and license to use the same for use in providing the Services. CLIENT represents and warrants to ONESOFT that utilization of any software, data, content or other materials supplied by CLIENT in the manner contemplated by the terms of the Agreement, and the Scope(s) of Work, will not infringe or misappropriate any copyright, trademark, patent, trade secret or other intellectual property right of any third person. CLIENT represents and warrants to ONESOFT that the use of any software provided by the CLIENT for ONESOFT to manage under this Agreement or Scope(s) of Work, when used as contemplated by the terms of this Agreement or the Scope(s) of Work, will not infringe or misappropriate any copyright, trademark, patent, trade secret or other intellectual property right of any third person.
(n) All software modifications (whether or not specially ordered by CLIENT) developed by ONESOFT, any discoveries made, improvements, modifications, adaptations, or developments by ONESOFT (whether or not at CLIENT's request pursuant to this Agreement or any other agreement between the parties), are and shall remain, the exclusive property of ONESOFT, unless otherwise provided under this or such other agreement, signed by both parties.
(o) All custom applications and/or code and other work product orginated or prepared by ONESOFT as a deliverable pursuant to this Agreement ("Work Product"); but not including ONESOFT's administrative communications, records, files and working papers relating to this Agreement, shall be delivered to and become the property of CLIENT and copyright therein shall be vested in CLIENT. ONESOFT agrees that it will not offer such Work Product to any other ONESOFT CLIENT or ********. Notwithstanding the foregoing, nothing herein shall prevent ONESOFT's ability to develop and market functionally comparable products or deliverables based on the same general concepts, techniques and routines.
(p) To the extent that ONESOFT incorporates any pre-existing and/or copyrighted work into the Work Product, such pre-existing and/or copyrighted work shall remain the property of ONESOFT and ONESOFT grants to CLIENT a perpetual, royalty-free, irrevocable, worldwide, non-exclusive license to use such pre-existing work in connection with satisfying the requirements of this Agreement.
(q) Unless otherwise agreed in writing, nothing in this Agreement shall be deemed to authorize the CLIENT to use any copyright, name, trademark, service mark, or patent of ONESOFT.

11.  PUBLIC RELATIONS
(a) ONESOFT shall have the right to disclose its relationship with the CLIENT in ONESOFT's promotional, advertising, and marketing materials.
(b) ONESOFT reserves the right to provide CLIENT with ownership graphics and any associated hypertext links, that shall be placed on the Web pages resulting from the selection of a registered domain name URL or Web page that displays functionality of a Software Product, subject to CLIENT's approval which shall not be unreasonably withheld or delayed.

12.  MARKS AND PATENTS
(a) CLIENT acknowledges that "OneSoft(TM)" and all other Software Product names are or include trademarks, and/or service marks, and are the intellectual property of the ONESOFT. Unless otherwise agreed in writing, nothing herein shall be deemed to authorize the CLIENT to use any pending and/or existing name, trademark and/or service mark of ONESOFT.
(b) CLIENT acknowledges that any underlying technology, know-how, or process used in the design, development, programming, or coding of ONESOFT's Software, Software Products, Tools, or Objects, is the intellectual property of ONESOFT, and certain of the same are protected by Patents or Patents Pending.

13.  LIMITATIONS ON WARRANTIES AND LIABILITY
(a) ONESOFT warrants only that each Software Product, at the time of initial delivery to CLIENT pursuant to a Product Addendum, is capable of performing substantially the functions described in ONESOFT's published technical documentation at such time for such Software Product, or any product description that accompanies a Product Addendum; provided, however, that each Software Product is otherwise accepted by CLIENT "as is." ONESOFT does not warrant that the operation of any Software Product will be uninterrupted or error free.
(b) ONESOFT warrants that each Software Product shall not, at the time of execution of a Product Addendum infringe any valid United States Copyright, United States Patent or United States Trademark. In the event such warranty is breached, ONESOFT agrees to defend any and all actions alleging any such infringement that may be brought against CLIENT during the term of this Agreement, and to pay all damages and costs finally awarded against CLIENT in such actions or suits on account of such infringement provided that:
     (i) ONESOFT shall have received from CLIENT prompt notice of the commencement of any such action;
     (ii) CLIENT, and where applicable, those for whom CLIENT is in law responsible, shall cooperate fully with ONESOFT in defense of the action;
     (iii) The action shall not have resulted from the use of any Software Product for purposes other than those for which it was authorized and designed, or the use of any Software Product in combination with software or other products not supplied by ONESOFT, or where the infringement would have been avoided by use of the then current version of any of the Software Products;
     (iv) ONESOFT in its sole discretion instead of defending such action may procure for CLIENT the right to continue the use of the Software Products subject to such action or it may replace or modify such Software Products so to become non-infringing or it may refund a portion of the license fees for such Software Products as reduced based upon a five year straight line amortization of such fees.
(c) A medium on which a Software Product is furnished is warranted to be free of defects in materials and workmanship under normal use for a period of thirty (30) days from the date of delivery of the Software Product.
(d) ONESOFT warrants that its Software is designed to be used in connection with dates in the range of **** through **** and that the Software will operate during each such time period without error relating to date data; provided, however, that this warranty

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     does not apply to any of ONESOFT's Software Products used in combination with software or other products not supplied by ONESOFT.

(e)  EXCLUSIVE REMEDIES:
(i) IF CLIENT NOTIFIES ONESOFT IN WRITING, WITHIN SIXTY (60) DAYS OF THE EFFECTIVE DATE OF THE PRODUCT ADDENDUM(S) IDENTIFYING A SOFTWARE PRODUCT OF ANY ERROR OR FAILURE OF SUCH SOFTWARE PRODUCT COVERED BY THE EXPRESS WARRANTIES IN SUBPARAGRAPHS (A) OR (C) OR (D), ONESOFT SHALL USE REASONABLE EFFORTS TO PROMPTLY CORRECT ANY SUCH ERROR OR FAILURE.
(II) THE REMEDIES IN SUBPARAGRAPHS 13 (b) AND (e)(i) ABOVE, ARE THE CLIENT'S SOLE AND EXCLUSIVE REMEDIES FOR ANY EXPRESS OR IMPLIED WARRANTIES RELATED TO ANY SOFTWARE PRODUCT AND MAINTENANCE AND SUPPORT THEREOF. THE WARRANTIES AND LIMITATIONS SET FORTH IN THIS PARAGRAPH 13 CONSTITUTE THE ONLY WARRANTIES OF ONESOFT WITH RESPECT TO ANY SOFTWARE PRODUCT OR ITS SUPPORT OR MAINTENANCE. SUCH WARRANTIES ARE IN LIEU OF, AND ONESOFT HEREBY DISCLAIMS, ALL OTHER WARRANTIES, STATUTORY OR OTHERWISE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE REMEDIES OF CLIENT SHALL BE LIMITED TO THOSE PROVIDED IN THIS PARAGRAPH 13 TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES, INCLUDING, WITHOUT LIMITATION, INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR DAMAGES FOR LOST PROFITS, WHETHER ANY CLAIM IS BASED UPON ANY AGREEMENT, NEGLIGENCE, WARRANTY, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.. NO AGREEMENTS VARYING OR EXTENDING THE FOREGOING WARRANTIES, REMEDIES OR LIMITATIONS WILL BE BINDING ON ONESOFT UNLESS IN WRITING AND SIGNED BY A DULY AUTHORIZED OFFICER OF ONESOFT.
(iii) ONESOFT MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES RENDERED OR THE RESULTS OBTAINED FROM ONESOFT'S WORK, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ONESOFT OR ITS SUPPLIERS BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFIT), WITH RESPECT TO SERVICES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, WHETHER ANY CLAIM IS BASED UPON ANY AGREEMENT, NEGLIGENCE, WARRANTY, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY. ONESOFT'S TOTAL LIABILITY IN CONNECTION WITH SERVICES UNDER THIS AGREEMENT SHALL BE LIMITED TO THE LESSER OF THE AGGREGATE FEES FOR SERVICES RECEIVED BY ONESOFT FROM CLIENT HEREUNDER DURING THE THREE (3) CALENDAR MONTHS PRECEDING THE TIME CLIENT'S CLAIM AROSE, OR WITH RESPECT TO THE SPECIFIC SCOPE OF WORK UNDER WHICH THE CLAIM AROSE DURING THE TWELVE
     (12) CALENDAR MONTHS PRECEDING THE TIME CLIENT'S CLAIM AROSE, ALL NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSES OF ANY LIMITED REMEDY.

14.  AUDIT
(a) CLIENT agrees to maintain complete and accurate records containing all data reasonably required for verification of its compliance with the terms of this Agreement. ONESOFT, or its authorized representative, shall have the right, during normal business hours, and upon at least five business days prior notice, to physically inspect any Server upon which any Software Product is installed, and to audit and analyze the relevant records of the CLIENT, to verify compliance with the terms of this Agreement.
(b) CLIENT also agrees to permit remote license auditing of its web site by ONESOFT to verify CLIENT's compliance with the terms of this Agreement and the licenses granted hereunder.

15.  INDEMNIFICATION
(a) Indemnification by ONESOFT. Except to the extent ONESOFT has acted at CLIENT's direction or in accordance with CLIENT's specifications, ONESOFT will indemnify, defend and hold harmless CLIENT from all costs (including reasonable attorneys' fees) arising from a third party claim against CLIENT based on an actual or alleged:
     (i)  Breach of ONESOFT's representations and warranties; or
     (ii) Acts or omissions constituting gross negligence or willful misconduct, committed by ONESOFT,
     (iii) Failure by ONESOFT to comply with governmental laws and regulations;
     (iv) Infringement by ONESOFT of United States patents, United States copyrights, United States trademarks, United States trade secrets and other United States intellectual property rights.
     (v) This Subparagraph (a) shall not apply to claims arising as a result of CLIENT's improper use of ONESOFT's products or services or other deliverables under this Agreement.
(b) Indemnification by CLIENT. CLIENT will indemnify, defend and hold harmless ONESOFT from all costs (including reasonable attorneys' fees) arising from a third party claim against ONESOFT based on an actual or alleged:
     (i)  Failure by the CLIENT to perform its obligations under this Agreement;
     (ii) Breach of CLIENT's representations and warranties;
     (iii) Acts or omissions constituting negligence or willful misconduct, committed by CLIENT; or
     (iv) Failure by CLIENT to comply with governmental laws and regulations; or
     (v) Infringement by CLIENT (or any property or data provided by CLIENT) of any patent, copyright, trademark trade secret or other intellectual property right.
(c) Notice of Claim. If a claim covered under this Paragraph 15 appears likely or is made, the party against whom the claim is made (hereinafter referred to as the "Indemnitee") will promptly provide the other party (hereinafter referred to as the "Indemnitor") with notice of such claim. If a claim for infringement is made, ONESOFT may elect to avoid the infringement by:
     (i) Obtaining the necessary rights for the Indemnitee to continue to use the data or software at issue; or
     (ii) Modifying the data or software at issue at its expense; or
     (iii) Terminating this Agreement, and/or Product Addendum(s) and/or licenses or Scope(s) of Work and/or Change Orders, and equitably adjusting the charges to the extent of such termination(s).

16.  INJUNCTIVE RELIEF
The parties acknowledge that monetary damages may not be an adequate remedy if a party breaches its obligations under Paragraphs *********** or **, since such breach will result in irreparable harm. The parties therefore agree that, in the event of any such breach, the non-breaching party shall be entitled to appropriate mandatory or prohibitory injunctive relief against the breaching party, in addition to any other remedies at law, in equity or under this Agreement. A party substantially prevailing in an action for injunctive relief in connection with this Agreement shall be entitled to recover its costs (including without limitation reasonable attorneys' fees) from the other party.

OneSoft Corporation                                             Totally Wireless



17.  TERMINATION
(a) Unless otherwise expressly provided for in this Agreement, either party may terminate this Agreement or any Scope(s) of Work and/or Change Order(s) and/or Product Addendum(s), and/or any related licenses granted hereunder or thereunder, by giving the other party written notice to that effect, effective on the date of receipt of such notice, if:
     (i) The other party enters into liquidation, whether or not voluntarily, or a receiver is appointed to all or any part of its assets, or the other party becomes bankrupt or insolvent or enters into any arrangement with its creditors, or takes or suffers any similar action in consequence of debt or becomes unable to pay its debts as they fall due; or
     (ii) The other party materially breaches this Agreement and fails to cure such breach to the non-breaching party's satisfaction within ******** days of having received written notice of such breach.
(b) ONESOFT may immediately terminate any part of this Agreement if CLIENT materially breaches any of the provisions of Paragraphs ********* or ***, of this Agreement.
(c) If a license granted by ONESOFT is terminated for any reason, CLIENT shall, on the effective date of such termination, cease using any and all of the subject matter of the license and CLIENT shall promptly deliver to ONESOFT all copies of any and all of such subject matter and any related documentation, or shall provide evidence, satisfactory to ONESOFT, that all such copies have been destroyed.


18.  FORCE MAJEURE AND ACTS OF GOD
A party shall be relieved from an obligation (other than the obligation to make payments) while a cause outside the reasonable control of the party prevents the performance of such obligation.

19.  RELATIONSHIP OF THE PARTIES; CONTENT
(a) Nothing in this Agreement shall be construed as making a party an agent of the other party, and neither party shall have the power to bind the other party or to contract in the name of, or create a liability against, the other party. Neither party shall be responsible for the acts or defaults of the other party or any of the other party's employees or agents. The parties are independent contractors with respect to all matters arising under this Agreement. Nothing in this Agreement shall be deemed to establish a partnership, joint venture, association or employment relationship between the parties. With respect to its employees, a party shall remain responsible, and shall indemnify and hold harmless the other party, for the withholding and payment of all Federal, state and local personal income, wage, earnings, occupation, social security, worker's compensation, unemployment, sickness and disability insurance taxes, payroll levies or employee benefit obligations
(b) If a Scope of Work permits CLIENT to re-sell ONESOFT Services to end-users then the provisions of this Paragraph 19(b) shall apply to such Services, however, the CLIENT acknowledges that the Scope of Work still governs the relationship between ONESOFT and the CLIENT. CLIENT's relationship with any end-user of the Services that may be distributed by CLIENT shall be governed solely by an end-user Agreement (made available to ONESOFT upon request) that provides at least the same protections to ONESOFT as this Agreement and the Scope of Work provides. Any warranty provided by ONESOFT shall be solely for the benefit of CLIENT. In no event shall any end-user of CLIENT services be considered a third party beneficiary of any ONESOFT warranty. CLIENT shall indemnify and hold ONESOFT harmless from any end-user claim. The CLIENT is responsible for ensuring that third party end-users of the Services do not impose unexpected workloads on the Services.
(c) The parties acknowledge that the Internet is neither owned nor controlled by any one entity and that a third party may gain access to ONESOFT. Electronic mail and other transmissions passing through ONESOFT or over the Internet are not secure, and ONESOFT cannot guarantee the security or privacy or any of the information or communications passing through ONESFOT. ONESOFT agrees to provide commercially reasonable security consistent with its business practices and facilities, including (without limitation) access control software, identification protection, logon passwords and physical site security. In no event however, will ONESOFT be liable for any loss or damage caused by a breach of security by a third-party. ONESOFT will not intentionally monitor or disclose any private electronic communications, except to the extent necessary to identify or resolve system problems or as otherwise permitted or required by law. ONESOFT does, however, reserve the right to monitor transmissions, other than private electronic communications, as necessary to provide the Service and otherwise to protect the rights and property of ONESOFT. Notwithstanding the foregoing, ONESOFT does not assume any liability for any action or inaction with respect to such communication or content posted or provided by an authorized or unauthorized third party. ONESOFT is a distributor and not a publisher of CLIENT's data or any other content provided by CLIENT or others (including end users). Because communication of data and other content over the Internet occurs in real time, ONESOFT cannot, and does not intend to, screen, police, edit, or monitor communications and content. If ONESOFT is notified of any content that allegedly violates its Client Guide, Email Authorized Use Policies, and/or is otherwise unlawful, ONESOFT may investigate and remove or request the removal of such content as it deems appropriate in good faith and in its sole discretion. In no event will ONESOFT be liable for any loss or damage caused by a user's reliance on any data or other content obtained through ONESOFT

20.  FURTHER ASSURANCES
The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

21.  WAIVER
No waiver of any part of this Agreement shall be effective unless made in writing by the waiving party. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same, or any other provision, of this Agreement.

22.  ENTIRE AGREEMENT AND CONSTRUCTION
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and the parties agree that there are no other representations, warranties or oral agreements relating to the subject matter of this Agreement. Headings are included in the Agreement for convenience only and shall not affect the meaning or construction of this Agreement's provisions.

23.  AMENDMENT
This Agreement may be modified or amended only by means of a writing executed by both parties.
24.  ASSIGNIBILITY AND RESALE
     Rights under this Agreement shall not be assigned, sublicensed, encumbered by security interest or otherwise transferred or resold by CLIENT (whether by operation of law or otherwise) without the prior written consent of ONESOFT, and any purported assignment, sublicense, encumbrance or other transfer of such rights, in violation of this Agreement, shall be void. An amalgamation, acquisition, or merger of CLIENT by or with any person or entity who is not a party to this Agreement shall

OneSoft Corporation                                             Totally Wireless



     be treated as an assignment of this Agreement that is subject to the provisions of the next preceding sentence. Notwithstanding the foregoing, if a Scope of Work so provides, CLIENT may use the Services under the Scope of Work in support of its internal business operations and may also distribute such Services to unrelated third parties for their internal use (by such third party organization's own personnel) and to ultimate end-users in the public at large, subject to the terms, conditions and limitations of this Agreement and such Scope of Work, and provided that CLIENT shall defend, indemnify and hold ONESOFT harmless from all costs (including reasonable attorneys' fees) arising from any claim by a third party user such Services. In connection with any acquisition, merger, consolidation or sale of assets to or with another entity, ONESOFT may assign this Agreement.

25.  COMPLIANCE WITH LAWS
CLIENT shall carry out the obligations contemplated by this Agreement and shall otherwise deal with the subject matter hereof in compliance with all applicable laws, rules and regulations, of all governmental authorities, including, without limitation, the Export Act and any other legal restrictions on exports, and shall obtain all permits and licenses required in connection with the subject matter hereof.

26.  SUCCESSORS AND ASSIGNS
This Agreement shall inure to the benefit of, and be binding upon the parties, their successors and permitted assigns.

27.  SEVERABILITY
If any provision, of this Agreement or a Product Addendum or Schedule or Scope of Work or Change Order, is held to be unenforceable, all remaining provisions thereof shall remain in full force and effect.

28.  GENERAL PROVISIONS
(a) CLIENT shall not directly or indirectly solicit or offer employment to, or directly or indirectly accept services by an employee or contractor of ONESOFT, during the term of this Agreement and for ******** thereafter, without consent of ONESOFT. For purposes of this Agreement, use of general employment advertising and independent employment agencies, if not directed at ONESOFT employees, shall not constitute solicitation.
(b) Each party (i) agrees to inform the other party of any information made available to such other party that is classified or restricted data, (ii) if given such information agrees to comply with the security requirements imposed by any state or local government, or by the United States Government, and (iii) if given such information agrees return all copies of such information upon request.
(c) Each party warrants and represents that its participation in this Agreement does not conflict with any contractual or other obligation of the party or create any conflict of interest prohibited by the U.S. Government or any other governmental authority, and shall promptly notify the other party if any such conflict arises during the term of this Agreement.
(d) Each party shall maintain commercially reasonable and adequate insurance protection covering its respective activities hereunder, including coverage for statutory worker's compensation, comprehensive general liability for bodily injury and tangible property damage, as well as adequate coverage for vehicles. Each party shall indemnify and hold the other harmless from liability for bodily injury, death and tangible property damage resulting from the acts or omissions of such party, its officers, agents, employees or representatives acting within the scope of their work.
(e) Paragraphs ********* and *** through *****shall survive any termination of this Agreement.

29.  GOVERNING LAW
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF VIRGINIA, EXCLUDING ITS CHOICE OF LAW RULES. ANY PROCEEDING OR DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE INITIATED AND MAINTAINED IN COURTS LOCATED IN SUCH COMMONWEALTH.

OneSoft Corporation                                             Totally Wireless



30.  NOTICES
(a) Any notice or other communication to the parties shall be sent to the contact points identified below or at such other places as they may from time to time specify by notice in writing to the other party. Any such notice or other communication shall be in writing and shall be given by delivery to the designated party of the addressee by pre-paid courier or facsimile with receipt acknowledgment. Any such notice or other communication shall be deemed to have been given when the designated party of the addressee receives such notice.
(b)  Point of Contact addresses are as follows:



For ONESOFT: (Technical)                             For CLIENT: (Technical )
Jeffrey M. MacIntyre
OneSoft Corporation                                  Lawrence Moon
7010 Little River Turnpike, Suite 460                -------------
Annandale, VA  22003-9998                            46653 Fremont Blvd., Fremont, CA 94538
Telephone:  (703) 916-7448                           --------------------------------------

For ONESOFT: (Contractual and Admin.)                510.651.3555 ext.219
Paul D. Economon, Esq.                               --------------------
OneSoft Corporation                                  For CLIENT: (Contractual and Admin)
7010 Little River Turnpike, Suite 460                Michael Merrill, CEO
Annandale, VA  22003-9998                            --------------------
Telephone:  (703) 916-7448                           46653 Fremont Blvd., Fremont, CA 94538
                                                     --------------------------------------
                                                     510.651.3555
                                                     ------------


31.    CONTINGENCIES
(a) This Agreement, and any payment hereunder, shall be according to the terms and conditions set forth herein, or any Scope of Work, Product Addendum, Change Order, and/or Schedule attached hereto or thereto, and shall NOT be contingent upon CLIENT obtaining financing from any source, internal or external, private or public.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ONESOFT CORPORATION                     SKYWAY COMMUNICATIONS, INC. (D.B.A. TOTALLY WIRELESS)

By: /s/Richard Borenstein               By: /s/ Michael Merrill
    ---------------------                   -------------------

Name: Richard Borenstein                Name: Michael Merrill
      ---------------------                   -------------------

Title: VP, Worldwide Sales              Title: CEO
       ---------------------                   -------------------


OneSoft Corporation                                            Totally Wireless


PRODUCT ADDENDUM #  *****
-----------------




THIS PRODUCT ADDENDUM relates to OneSoft Managed Application and Services Agreement Number: **** (hereinafter "Agreement") as of the March 4, 1999. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Each Software Product identified in the Quotation/Estimate in the attached Schedule(s) shall, upon execution of this Product Addendum, and subject to the provisions of this Product Addendum and the Agreement, be deemed a Software Product for purposes of the Agreement, for the term specified in the attached Schedule(s), but in any event only for so long as: (a)(i) all related Recurring Monthly Managed Application, Software Maintenance and Support Services (as defined below) fees are and have been timely paid by CLIENT with respect to such Software Product or (ii) the license for the Software Product is a perpetual license; and (b) each limitation on the number of Processors, Servers, Sites, Seats, Users and/or other limitations identified in the attached Schedule(s), if any for each such Software Product, is and has been complied with by CLIENT with respect to such Software Product. ONESOFT shall in no event have any obligation to provide Software Maintenance or Support Services with respect to a Software Product unless the installed Software Product is the then current Release. Subject to the provisions of the Agreement and this Product Addendum, if a license identified in Schedule A is designated as "perpetual" then such license shall continue indefinitely unless terminated pursuant to the Agreement or this Product Addendum.

Under this Product Addendum, CLIENT is receiving a license only for use with the unit(s) of measure specified for each Software Product, and only for use on a Server operated by ONESOFT. The Initial License fees (including the first year of Software Maintenance and Installation fees), are listed for each Software Product on Schedule A. For those Software Products that are to be managed on a Server operated by ONESOFT, the monthly Managed Application and any additional Software Maintenance and Support Services fees associated with each Software Product are also listed on Schedule A. As long as all applicable fees are and have been timely paid by CLIENT for each Software Product listed on Schedule A, ONESOFT shall supply Software Maintenance and Support Services for the Software Product(s) pursuant to the Agreement.

If the Software Products are not used on a Server operated by ONESOFT on a Managed Application basis then Software Maintenance and Support Services fees for any Renewal Support Year (defined as each yearly period beginning with the first anniversary of the effective date of this Product Addendum), shall be billed to the CLIENT at the rate of **% of then-current ****** license fee for each Software Product. If fees for Software Maintenance and Support Services are not timely paid for a Renewal Support Year, Maintenance and Support Services shall lapse and may only be re-instated if CLIENT pays all unpaid fees for each Renewal Support Year (whether or not services were received) since the effective date of this Product Addendum together with an additional fee equal to ***** (**%) percent of such unpaid fees.


For a Software Product licensed on a month-to-month basis, upon completion of the related Managed Application term, the CLIENT has the option to purchase a perpetual, non-exclusive object code license of such Software Product for a discounted fee of **% of the **** for each Software Product.

SPECIAL PAYMENT TERMS OF THIS PRODUCT ADDENDUM:

ONESOFT, in a gesture of professional courtesy, shall allow CLIENT to *** for the *** (including the *** of Software Maintenance and Installation fees), *** in *** and priced at a total of $**** in the following manner:

     . *** of the price, or $****, at the date of the CLIENT's Self-Service
       Internet Commerce Portal web site launch, as defined and scheduled for in ONESOFT Scope of Work 143-300-001; and

OneSoft Corporation                                            Totally Wireless

      . The remaining ***, or $**** to be due and payable **** days from the launch of said site.

ERROR CORRECTION AND TELEPHONE SUPPORT SERVICES PROVISIONS

  ONESOFT shall use reasonable commercial efforts to correct or provide a usable work-around solution for any reproducible material error in the Software Product(s) within a reasonable period of time. ONESOFT agrees, if feasible, to commence correction within **** after such error or malfunction is detected. If ONESOFT, in its discretion, requests written verification of an error or malfunction discovered by CLIENT, CLIENT shall promptly provide such verification, by email, facsimile, or overnight mail, setting forth in reasonable detail the respects in which the Software Product(s) fail to perform. An error or malfunction shall be "material" if it represents a nonconformity with ONESOFT's current published specifications for the Software Product(s) that interferes with the usability of the Software Product(s). ONESOFT is not obligated to fix errors that are not material. If applicable to a perpetual license, and upon request, CLIENT shall provide ONESOFT remote access to CLIENT's Server for the purpose of remote diagnostics.]

  If applicable to a perpetual license, CLIENT will install the equipment and software as required by ONESOFT to permit any of the Software Maintenance and Support Services to be delivered electronically.

  CLIENT shall pay ONESOFT at ONESOFT's then current time and material rates for work of ONESOFT spent investigating an error or malfunction that ONESOFT reasonably determines to have been caused by a modification to the Software Product(s) not made nor authorized in writing by ONESOFT.

  ONESOFT shall provide a 24/7 toll free support number monitored by a ONESOFT employee, and, during the hours of 8:00 a.m. to 5:00 p.m. in ONESOFT's home office time zone on weekdays (exclusive of holidays), shall make reasonable trained telephone support available to CLIENT's Point of Contact identified in the Agreement, a Scope of Work, and/or this Product Addendum, and other personnel of CLIENT who have been trained by ONESOFT in the use of the Software Product(s). ONESOFT reserves the right to require CLIENT to reimburse ONESOFT for long distance telephone charges incurred by ONESOFT in the provision of telephone support.

IN WITNESS WHEREOF, the parties have executed this Product Addendum effective as of the date first written above.

ONESOFT CORPORATION              SKYWAY COMMUNICATIONS (D.B.A. TOTALLY WIRELESS)

By:    /s/ Richard Borenstein     By:    /s/ Michael Merrill
       ______________________            ___________________

Name:  Richard Borenstein         Name:  Michael Merrill
       ______________________            ___________________

Title: VP, Worldwide Sales        Title: CEO
       ______________________            ___________________